EXHIBIT 4.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of November 12, 2009, among EXIDE TECHNOLOGIES, a Delaware corporation (the “U.S. Borrower”), each Domestic Subsidiary of the U.S. Borrower set forth on the signature pages hereto (the “U.S. ABL Borrowers”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of The Netherlands (the “European Borrower”, and together with the U.S. Borrower and the U.S. ABL Borrowers, the “Borrowers”), the Lenders party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 15, 2007 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and
     WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement as herein provided;
     NOW, THEREFORE, it is agreed:
I. Amendments to Credit Agreement.
     1. Section 9.04A(iv) of the Credit Agreement is hereby amended by deleting the text “$25,000,000” appearing in said Section and inserting the text “$50,000,000” in lieu thereof.
II. Miscellaneous Provisions.
     1. In order to induce the Lenders to enter into this Second Amendment, each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below) both immediately before and after giving effect to this Second Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date both immediately before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

     2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
     3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.
     4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     5. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:
     (i) each of the Borrowers and Lenders constituting the ABL Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com); and
     (ii) the Borrower shall have paid to the Administrative Agent for the account of each ABL Lender which has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof at or prior to 5:00 P.M. (New York City time) on November 12, 2009, a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to 5 basis points (0.05%) on an amount equal to the Revolving Loan Commitment of such ABL Lender as in effect on the Second Amendment Effective Date (immediately prior to the occurrence thereof). The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.
     6. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

EXIDE TECHNOLOGIES, as the U.S. Borrower
By:
Name:
Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V., as the European Borrower By: Exide Technologies its general partner
By:
Name:
Title:

DIXIE METALS COMPANY, as a U.S. ABL Borrower
By:
Name:
Title:

GNB BATTERY TECHNOLOGIES JAPAN, INC., as a U.S. ABL Borrower
By:
Name:
Title:

REFINED METALS CORPORATION, as a U.S. ABL Borrower
By:
Name:
Title:

EXIDE ILLINOIS, INC., as a U.S. ABL Borrower
By:
Name:
Title:

EXIDE DELAWARE LLC, as a U.S. ABL Borrower By: Exide Technologies, its sole manager
By:
Name:
Title:

RBD LIQUIDATION, LLC, as a U.S. ABL Borrower By: Exide Technologies, its sole manager
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG EXIDE TECHNOLOGIES, EXIDE GLOBAL HOLDING NETHERLANDS C.V., VARIOUS LENDERS AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Name of Institution:

By:
Name:
Title: